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            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2005 with respect to the financial statements of John Hancock Life Insurance Company and our report dated March 2, 2005 with respect to the financial statements of John Hancock Variable Annuity Account U, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 16 in the Registration Statement (Form N-4 No. 033-34813) and related Prospectus of John Hancock Variable Annuity Account U.




                                        /s/ Ernst & Young LLP



Boston, Massachusetts
April 25, 2005